EXHIBIT 99.1

SHANGHAI QUO ADVERTISING COMPANY LIMITED

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

SHANGHAI QUO ADVERTISING COMPANY LIMITED

Jimmy C.H. Cheung & Co Certified Public Accountants (A member of Kreston International)	Registered with the Public Company Accounting Oversight Board

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Shanghai Quo Advertising Company Limited

We have audited the accompanying balance sheets of Shanghai Quo Advertising Company Limited as of December 31, 2006 and 2005 and the related statements of operations and comprehensive income, statements of stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Quo Advertising Company Limited as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

JIMMY C.H. CHEUNG & CO

Certified Public Accountants

Hong Kong

Date:    April 4, 2007 except for Note 9, to which the date is April 12, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Tel: (852) 25295500 Fax: (852) 28651067 Email: jchc@krestoninternational.com.hk Website: http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia

SHANGHAI QUO ADVERTISING COMPANY LIMITED

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

ASSETS
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$74,860	$25,840
Accounts receivable, net of allowance	187,938	343,767
Inventory, net	-	24,992
Note receivable	212,542	407,017
Prepaid expenses and other current assets	39,098	60,746
Total Current Assets	514,438	862,362

PROPERTY AND EQUIPMENT, NET	15,291	16,390

TOTAL ASSETS	$529,729	$878,752

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$13,056	$39,637
Accrued expenses and other current liabilities	39,862	41,153
Total Current Liabilities	52,918	80,790

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Registered capital	362,024	362,024
Retained earnings
Unappropriated	12,095	369,328
Appropriated	81,027	49,892
Accumulated other comprehensive income	21,665	16,718
Total Stockholders' Equity	476,811	797,962

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$529,729	$878,752

The accompanying notes are an integral part of these financial statements

SHANGHAI QUO ADVERTISING COMPANY LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

REVENUE, NET	$2,269,458	$2,108,228

COST OF REVENUE	1,503,043	1,342,444

GROSS PROFIT	766,415	765,784

OPERATING EXPENSES
General and administrative expenses	451,885	381,672
Depreciation	3,254	3,798
Total Operating Expenses	455,139	385,470

INCOME FROM OPERATIONS	311,276	380,314

OTHER INCOME
Interest income	217	120
Total Other Income, net	217	120

INCOME FROM OPERATIONS BEFORE TAXES	311,493	380,434

INCOME TAX EXPENSE	(138)	(348)

NET INCOME	$311,355	$380,086

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	4,947	16,704

COMPREHENSIVE INCOME	$316,302	$396,790

The accompanying notes are an integral part of these financial statements

SHANGHAI QUO ADVERTISING COMPANY LIMITED STATEMENTS OF STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
		Unappropriated	Appropriated	Accumulated other
	Registered	Retained	Retained	comprehensive
	capital	earnings	earnings	income	Total
Balance at December 31, 2004	$120,667	$27,251	$11,883	$14	$159,815

Capital contribution from stockholders	241,357	-	-	-	241,357

Net income for the year	-	380,086	-	-	380,086

Transferred to surplus reserve	-	(38,009)	38,009	-	-

Other comprehensive income	-	-	-	16,704	16,704

Balance at December 31, 2005	362,024	369,328	49,892	16,718	797,962

Net income for the year	-	311,355	-	-	311,355

Dividends paid	-	(637,453)	-	-	(637,453)

Transferred to surplus reserve	-	(31,135)	31,135	-	-

Other comprehensive income	-	-	-	4,947	4,947

Balance at December 31, 2006	$362,024	$12,095	$81,027	$21,665	$476,811

The accompanying notes are an integral part of these financial statements
4

SHANGHAI QUO ADVERTISING COMPANY LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$311,355	$380,086
Adjusted to reconcile net loss to cash used in
operating activities:
Depreciation	3,254	3,798
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	163,640	(111,542)
Inventory	25,278	(17,533)
Prepaid expenses and other current assets	23,150	(41,945)
Increase (decrease) in:
Accounts payable	(27,304)	(51,839)
Accrued expenses and other current liabilities	(2,583)	(34,593)

Net cash provided by operating activities	496,790	126,432

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(1,652)	(585)

Net cash used in investing activities	(1,652)	(585)

CASH FLOWS FROM FINANCING ACTIVITIES
loan to (repayment on) note receivable	203,518	(352,479)
Dividends paid	(637,453)	-
Capital contribution	-	241,357

Net cash used in financing activities	(433,935)	(111,122)

EFFECT OF EXCHANGE RATE ON CASH	(12,183)	2,939

NET INCREASE IN CASH AND CASH EQUIVALENTS	49,020	17,664

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	25,840	8,176

CASH AND CASH EQUIVALENTS AT END OF YEAR	$74,860	$25,840

The accompanying notes are an integral part of these financial statements

 SHANGHAI QUO ADVERTISING COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A)	Organization

Shanghai Quo Advertising Company Limited (“the Company”) was incorporated in the People’s Republic of China on March 7, 1997 as a limited liability company.

The Company is a marketing communications consultancy engaged in media planning, marketing and promotion strategy, creative design and event management. It provides high-quality services to its customers to ensure their organization in maximizing their return through cost effective corporate image building, marketing and promotion techniques.

(B)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(C)	Cash and cash equivalents

For purpose of the statements of cash flows, cash and cash equivalents include cash on hand and demand deposits with a bank with a maturity of less than three months.

(D)	Accounts receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and recorded based on managements’ assessment of the credit history with the customer and current relationships with them.

As of December 31, 2006 and 2005, the Company considers all its accounts receivable to be collectible and no provision for doubtful accounts has been made in the financial statements.

(E)	Inventory

Inventory, which consists of materials for journals to provide advertising services to customers, is stated at the lower of cost or market, with costs determined using the average-cost method. The Company provided inventory allowances based on excess and obsolete inventories determined principally by customer demand.

At December 31, 2006 and 2005, inventory consisted of materials for journals in the amount of $0 and $24,992, respectively.

(F)	Fixed assets

Fixed assets are stated at cost, less accumulated depreciation. Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Depreciation is provided on a straight-line basis, less estimated residual value over the assets’ estimated useful lives. The estimated useful lives are as follows:

Furniture, fixtures and equipment	5 Years

(G)	Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, “Disclosure about Fair Value of Financial Instruments,” requires certain disclosures regarding the fair value of financial instruments. Trade accounts receivable, accounts payable, and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of the instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

SHANGHAI ADVERTISING QUO COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(G)	Fair value of financial instruments (Continued)

The carrying value of cash and cash equivalents, accounts receivable (trade and others), accounts payable (trade and others) and accrued liabilities approximate their fair value because of the short-term nature of these instruments. The Company places its cash and cash equivalents with what it believes to be high credit quality financial institutions. The Company has a diversified customer base, most of which are in the PRC. The Company controls credit risk related to accounts receivable through credit approvals, credit limit and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

The Company’s major operation is in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between the United States dollars (“US$”) and the Chinese Renminbi (“RMB”). On July 21, 2005, the PRC let the RMB fluctuate thereby ending its decade-old valuation peg to the US$. The new RMB rate reflects an approximately 2% increase in value against the US$. Historically, the PRC government has benchmarked the RMB exchange ratio against the US$, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the PRC government continues to benchmark the RMB against the US$.

(H)	Revenue recognition

The Company’s revenue policies meet the criteria for realizing and earning revenues set forth in SEC Staff Bulletin (“SAB”) 101 because, when applicable, the Company recognizes revenue and earnings only when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, and (3) collectibility is reasonably assured.

Revenue for service fees is recognized at the time the service is performed. Advertising revenue is earned as the advertisements are either aired or published.

(I)	Income taxes

The Company accounts for income taxes under the SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

(J)	Foreign currency translation

The Company maintains their accounting records in their functional currencies of RMB.

Foreign currency transactions during the year are translated to the functional currency at the approximate rates of exchange on the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the approximate rates of exchange at that date. No-monetary assets and liabilities are translated at the rates of exchange prevailing at the time the asset or liability was acquired. Exchange gains or losses are recorded in the statement of operations.

The financial statements of the company (whose functional currency is RMB) are translated into US$ using the closing rate method. The balance sheet items are translated into US$ using the exchange rates at the respective balance sheet dates. The capital and various reserves are translated at historical exchange rates prevailing at the time of the transactions while income and expenses items are translated at the average exchange rate for the year. All exchange differences are recorded within equity.

SHANGHAI QUO ADVERTISING COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(K)	Comprehensive income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported as other comprehensive income in the statements of operations and stockholders’ equity. Comprehensive income for the years ended December 31, 2006 and 2005 were $4,947 and $16,704 respectively.

(L)	Segments

The Company operates in only one segment. Thereafter segment disclosure is not presented.

(M)	Recent accounting pronouncements

Effective January 1, 2006, we adopted the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. The adoption of SAB 108 did not have a material impact on our consolidated financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is itself a derivat ive instrument. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company’s financial position.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets—an amendment to FASB Statement No. 140 (“SFAS 156”). SFAS 156 requires that all separately recognized servicing rights be initially measured at fair value, if practicable. In addition, this statement permits an entity to choose between two measurement methods (amortization method or fair value measurement method) for each class of separately recognized servicing assets and liabilities. This new accounting standard is effective January 1, 2007. We do not expect the adoption of SFAS 156 to have an impact on our results of operations or financial condition.

In September 2006, FASB issued Statement 157, Fair Value Measurements. This statement defines fair value and establishes a framework for measuring fair value in generally accepted accounting principles (GAAP). More precisely, this statement sets forth a standard definition of fair value as it applies to assets or liabilities, the principal market for determining fair value (price), the market participants, inputs and the application of the derived fair value to those assets and liabilities. The effective date of this pronouncement is for all full fiscal and interim periods beginning November 15, 2007. The Company is currently evaluating the impact of adopting FASB Statement 157 on its financial statements.

SHANGHAI QUO ADVERTISING COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION (CONTINUED)

(M)	Recent accounting pronouncements (Continued)

In September 2006, FASB issued Statement 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, which amend FASB Statements No. 87, 88, 106 and 132(R). This statement requires employers to recognize the status of a defined benefit postretirement plan as an asset or liability in its financial statements and to recognize changes in that status in the year in which the changes occur. The effective date for the Company would be for any full fiscal years ending after December 15, 2006. The Company currently does not have any defined benefit plans and therefore this standard does not effect financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will become effective for us on January 1, 2008. The Company is currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.

2.	ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2006 and 2005 consisted of the following:

	2006	2005

Accounts receivable	$187,938	$343,767
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$187,938	$343,767

As of December 31, 2006 and 2005, the Company considered all accounts receivable collectable and has not recorded a provision for doubtful accounts.

3.	NOTE RECEIVABLE

This represents loan advanced to a third party, which is unsecured, interest free and repayable on demand.

4.	PROPERTY AND EQUIPMENT, NET

The following is a summary of property and equipment at December 31:

	2006	2005

Furniture, fixtures and equipment	$96,869	$92,165
Less: accumulated depreciation	81,578	75,776
Property and equipment, net	$15,291	$16,390

Depreciation expense for the years ended December 31, 2006 and 2005 was $3,254 and $3,798 respectively.

SHANGHAI QUO ADVERTISING COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

5.	COMMITMENTS AND CONTINGENCIES

(A)	Employee benefits

The full time employees of the Company in China are entitled to employee benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a Chinese government mandated multi-employer defined contribution plan. The Company is required to accrue for those benefits based on certain percentages of the employees’ salaries and make contributions to the plans out of the amounts accrued for medical and pension benefits. The Chinese government is responsible for the medical benefits and the pension liability to be paid to these employees.

(B)	Operating leases commitments

The Company leases office spaces from a third party under an operating lease which expire on November 15, 2007 at annual rental of $46,008. Accordingly, for the years ended December 31, 2006 and 2005, the Company recognized rental expense in the amount of $39,434 and $31,196, respectively.

As of December 31, 2006, the Company has outstanding commitments with respect to the above non-cancelable operating lease of $40,257 due in 2007.

6.	STOCKHOLDERS’ EQUITY

(A)	Registered capital

The Company was incorporated as a limited liability company on March 7, 1997 with a registered capital of $60,272 which was subsequently increased to $120,667. Pursuant to a shareholders’ resolution passed on June 18, 2005, registered capital was further increased from $120,667 to $362,024 which was fully paid on subscription.

(B)	Appropriated retained earnings

The company is required to make appropriations to reserves funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital.

During 2006 and 2005, the Company appropriated $31,135 and $38,009 respectively to the reserves funds according to PRC GAAP.

(C)	Dividend

During 2006, the board of directors declared an annual dividend to stockholders totaling $637,453.

7.	INCOME TAX

The Company is incorporated in the PRC and is subject to PRC income tax which is computed according to the relevant laws and regulations in the PRC. According to the relevant laws and regulations in the PRC, the Company was subject to an applicable tax rate of 33%.

During 2006 and 2005, income tax expenses are $138 and $348 respectively. Certain income was not included in 2006 and 2005 as taxable income because sales tax invoices were not issued to the customers on their request, resulting in a low income tax expense during these years.

SHANGHAI QUO ADVERTISING COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2006 AND 2005

8.	CONCENTRATIONS AND RISKS

During 2006 and 2005, 100% of the Company’s assets were located in China and 100% of the Company’s revenues were derived from customers in China.

The Company relied on two customers for approximately $854,000 and $373,000 respectively representing in aggregate 53% of revenue for the year ended December 31, 2006, and a customer for approximately $885,000 representing 43% of revenue for the year ended December 31, 2005. At December 31, 2006 and 2005, accounts receivable from those customers totaled $69,390 and $185,434 respectively.

The Company also relied on a supplier for approximately $267,000 respectively representing 18% of cost of revenue for the year ended December 31, 2006, and two suppliers for approximately $336,000 and $347,000 respectively representing in aggregate 50% of purchases for the year ended December 31, 2005.

9.	SUBSEQUENT EVENTS

(A)	Change of control of Company

On January 31, 2007, the shareholders of the Company transferred its 100% interest in the Company to Network CN Inc. (“NCN Group”), a company listed in the National Association of Securities Dealers OTC Bulletin Board in the United States for a total consideration of approximately $961,500, payable in cash of approximately US$64,000 and 300,000 shares of Network CN Inc.’s restricted common stock with a fair value of approximately $897,500.

(B)	Material Business Agreements

On February 7, 2007, the Company entered into a business agreement with Shanghai Zhong Ying Communication Engineering Company Limited to construct, manage and operate up to 200 roadside LED video panels in the Huangpu District of Shanghai, China for 20 years. The agreement is governed by the PRC law.

On February 9, 2007, the Company entered into a business agreement with Nanjing Yiyi Culture Advertising Company Limited to construct, manage and operate up to 100 roadside LED video panels in the City of Nanjing, China for 20 years. The agreement is governed by the PRC law.

On March 1, 2007, the Company entered into a business agreement with Wuhan Xin An Technology Development Company Limited to construct, manage and operate 120 roadside LED video panels and 2 mega-sized digital billboards in the City of Wuhan, China for 8 years. The agreement is governed by the PRC law.

(C)	Repayment of note receivable

On April 12, 2007, the Company received full settlement on a note receivable of $212,542.